Exhibit 10.12.2

HILTON HOTELS CORPORATION
2004 OMNIBUS EQUITY COMPENSATION PLAN
PERFORMANCE UNIT GRANT

This PERFORMANCE UNIT GRANT (the “Agreement”), dated as of <date of grant> (the “Date of Grant”), is delivered by Hilton Hotels Corporation (“Hilton”) to <name>.

RECITALS

The Hilton Hotels Corporation 2004 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of performance units (“Performance Units”) that relate to shares of Hilton common stock.  Pursuant to the terms of the Plan, the Compensation Committee of Hilton’s Board of Directors (the “Committee”) has decided to grant you Performance Units.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.                                       Grant of Performance Units.  Subject to the terms and conditions set forth in this Agreement and in the Plan, Hilton hereby grants to you <#units> Performance Units.  The Performance Units are contingently awarded and will be earned and distributable if and to the extent that the performance goals and other conditions set forth in this Agreement are met.  Hilton will record the number of Performance Units credited on your behalf in an Account (as defined below).  The number of Performance Units set forth above is equal to the target number of shares of Stock that you will earn for 100% achievement of the Performance Goals described in Section 2 below (the “Target Award”).

2.                                       Performance Goals.

(a)                                  The distribution of shares of Stock attributable to your Performance Units is contingent upon achievement of the performance goal(s) described in the attached Exhibit A for the Performance Period (as defined below) and your continuing to be employed by, or providing service to, the Company (as defined below) through the last day of the Performance Period.

(b)                                 The Committee may, but only to the extent consistent with the requirements of section 162(m) of the Internal Revenue Code permitting a federal income tax deduction for Performance Unit grants designated as “qualified performance-based compensation,” at any time prior to the end of the Performance Period, change the performance measures or the performance goals to reflect a change in the corporate structure or shares of Hilton or a comparison group member company, or any other change of a significant nature that affects the applicability for comparison between Hilton and a comparison group used in measuring performance.

(c)                                  At the end of the Performance Period, the Committee will determine whether and to what extent the performance goals have been met and the number of Performance Units you have earned, if any.  Except as described in Section 3 below, you must be employed by, or providing service to, the Company on the last day of the Performance Period in order to earn your Performance Units, unless the Committee determines otherwise.

3.                                       Termination of Employment or Service or Transfer.

(a)                      If, at least one year after the beginning of the Performance Period but prior to the end, you cease to be employed by, or provide service to, the Company on account of your Retirement (as defined below), Disability (as defined below) or death, you will earn a pro-rata portion of your Performance Units, if the performance goals and the requirements of this Agreement are met as of the last day of the Performance Period.  The prorated portion will be determined as the number of Performance Units that would have been earned if you had remained employed through the last day of the Performance Period multiplied by a fraction, the numerator of which is the number of days that you were actively employed by, or provided services to, the Company during the Performance Period and the denominator of which is the number of days in the Performance Period.  If you cease to be employed by, or provide service to, the Company on account of Retirement, Disability or death, the prorated number of Performance Units will be distributed in accordance with Section 4.

(b)                     If your business unit is transferred out of the Company, or as a result of a sale or transfer of assets and, as a consequence, you cease to be employed by or provide service to the Company, the Committee may take such action with respect to your Performance Units as the Committee determines.

4.                                       Time and Form of Payment with Respect to Performance Units.  You will receive a distribution with respect to your Performance Units (to the extent earned) after the end of the Performance Period but no later than the March 31 following the end of the Performance Period, in shares of Stock.

5.                                       Withholding.  Unless the Committee provides otherwise, the number of shares of Stock distributed to you will be reduced by a number of shares sufficient to satisfy the amount of any withholding tax associated with the distribution.

6.                                       Change of Control.  The provisions of the Plan applicable to a Change of Control (as defined in the Plan) will apply to your Performance Units, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

7.                                       Definitions.  For purposes of this Agreement, the following terms will have the meanings set forth below:

(a)                      “Account” means a bookkeeping account established on Hilton’s records in your name to record grants of Performance Units.

(b)                     “Company” means Hilton, any successor corporation and each corporation which is a member of a controlled group of corporations of which Hilton is a component member.

(c)                      “Disabled” or “Disability” means that you are considered totally and permanently disabled for purposes of the Company’s long-term disability plan.

(d)                     “Employed by, or provide service to, the Company” means employment or service with the Company.

(e)                      “Performance Period” means the three-year period beginning on December 31, <year> and ending December 31, <year >.

(f)                        “Performance Unit” means a phantom unit representing a share of Stock.

(g)                     “Retirement” means retirement from active employment or service with the Company at or after age 62.

(h)                     “Stock” means a share of Hilton common stock.

8.                                       Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and distribution of Performance Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the shares issued under the Plan, (b) changes in capitalization, and (c) other requirements of applicable law and all Plan provisions.  The Committee has the authority to interpret and construe this Agreement pursuant to the terms of the Plan, and its decisions are conclusive as to any questions arising hereunder.

9.                                       No Employment or Other Rights.  The grant of Performance Units does not confer upon you any right to be retained by, or in the employ or service of, the Company and will not interfere in any way with the right of the Company to terminate your employment or service at any time.  The right of the Company to terminate your employment or service at will at any time for any reason is specifically reserved.  You will not have any interest in any fund or specific assets of the Company by reason of this grant or the Account established on your behalf.

10.                                 No Stockholder Rights.  Neither you, nor any person entitled to receive distribution in the event of your death, will have any of the rights and privileges of a Hilton stockholder with respect to a share of Stock, until that share of Stock has been issued.

11.                                 Assignment and Transfers.  Your rights and interests under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of your death, by will or by the laws of descent and distribution.  If you die, any distributions to be made under this Agreement after your death will be paid to the personal representative of your estate, or the personal representative under applicable law if you die intestate.  The rights, protections and obligations of the Company hereunder extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without your consent.

12.                                 Applicable Law.  The validity, construction, interpretation and effect of this instrument will be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflicts of laws provisions thereof.

13.                                 Notice.  Any notice to Hilton provided for in this Agreement shall be addressed to Hilton Hotels Corporation in care of the Corporate Secretary at 9336 Civic Center Drive, Beverly Hills, California, 90210, and any notice to you will be addressed to you at the current address shown on the Company’s payroll, or to such other address as you may designate to the Company in writing.  Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WITNESS WHEREOF, Hilton has caused its duly authorized officers to execute and attest to this Agreement, and you have executed this Agreement, effective as of the Date of Grant.

HILTON HOTELS CORPORATION
Attest

By:
Corporate Secretary	Title: Senior Vice President, Human Resources

I hereby accept the Performance Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby further agree that all the decisions and determinations of the Committee will be final and binding.

Participant

If you do not sign and return this Agreement to us by <date>, or if you do not notify us (in accordance with Section 13) that you do not wish to accept the Performance Units described in this Agreement, then you will be deemed to have accepted the Performance Units described in this Agreement and to have agreed to be bound by the terms of the Plan and this Agreement.